EXHIBIT 32.2

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of ORGANIC AGRICULTURAL COMPANY LIMITED (the “Company”) on Form 10-Q for the period ended September 30, 2023, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Sun Xiuxia, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Sun Xiuxia	Dated:	February 8, 2024
Sun Xiuxia
Title:	Chief Financial Officer
(Principal Financial Officer)